Exhibit 99.1

NEWS RELEASE

July 29, 2004	Contact:	Scott R. Royster, EVP and CFO
FOR IMMEDIATE RELEASE		(301) 429-2642
Washington, DC

RADIO ONE, INC. REPORTS RECORD

SECOND QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended June 30, 2004. Net broadcast revenue was approximately $86.2 million, an increase of 7% from the same period in 2003. Operating income was approximately $39.2 million, an increase of 11% from the same period in 2003. Station operating income1 was approximately $48.0 million, an increase of 11% from the same period in 2003. Net income was approximately $17.5 million or $0.12 per diluted share, an increase of 11%, from net income of approximately $15.7 million, or $0.10 per diluted share for the same period in 2003. Adjusted EBITDA2 was $43.8 million, an increase of 10% from adjusted EBITDA of approximately $39.8 million for the same period in 2003. Free cash flow3 was $28.0 million, an increase of 24% from free cash flow for the same period in 2003.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “Even in the face of difficult industry dynamics, Radio One posted an impressive quarter on virtually all metrics. We grew revenue in line with prior guidance, controlled costs, posted double digit operating income growth, expanded our margins and continued to reduce our leverage. While the radio industry continues to find its footing, we are optimistic that with our ratings gains and new stations coming on line, we will continue to outperform the industry for the foreseeable future and continue to increase the long-term value of Radio One through a variety of initiatives over the upcoming quarters and years.”

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PAGE 2 — RADIO ONE, INC. REPORTS RECORD SECOND QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)
STATEMENT OF OPERATIONS DATA:
NET BROADCAST REVENUE	$86,210	$80,912	$155,872	$144,342

OPERATING EXPENSES:
Programming and technical (exclusive of non-cash compensation shown separately below)	13,395	13,556	27,020	26,172
Selling, general and administrative	24,791	24,272	46,703	46,018
Corporate expenses (exclusive of non-cash compensation shown separately below)	3,716	2,853	7,074	6,018
Non-cash compensation	594	426	1,517	894
Depreciation and amortization	4,561	4,517	8,991	9,031

Total operating expenses	47,057	45,624	91,305	88,133

Operating income	39,153	35,288	64,567	56,209
INTEREST INCOME	585	696	1,307	1,363
INTEREST EXPENSE	9,748	10,689	19,723	21,137
OTHER INCOME (EXPENSE)	62	—	144	(2)
EQUITY IN NET LOSS OF AFFILIATED COMPANY	1,431	—	3,798	—

Income before provision for income taxes	28,621	25,295	42,497	36,433
PROVISION FOR INCOME TAXES	11,162	9,617	16,247	13,845

Net income	$17,459	$15,678	$26,250	$22,588

Preferred stock dividend	5,035	5,035	10,070	10,070

Net income applicable to common stockholders[4]	$12,424	$10,643	$16,180	$12,518

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PAGE 3 — RADIO ONE, INC. REPORTS RECORD SECOND QUARTER RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)
PER SHARE DATA – basic and diluted:
Net income per share	$0.17	$0.15	$0.25	$0.22
Preferred dividends per share	0.05	0.05	0.10	0.10
Net income per share applicable to common stockholders	0.12	0.10	0.15	0.12
SELECTED OTHER DATA:
Station operating income[1]	$48,024	$43,084	$82,149	$72,152
Station operating income margin (% of net revenue)	56%	53%	53%	50%
Station operating income reconciliation:
Operating income	$39,153	$35,288	$64,567	$56,209
Plus: Depreciation and amortization	4,561	4,517	8,991	9,031
Plus: Non-cash compensation	594	426	1,517	894
Plus: Corporate expenses	3,716	2,853	7,074	6,018

Station operating income	$48,024	$43,084	$82,149	$72,152

Adjusted EBITDA[2]	$43,776	$39,805	$73,702	$65,238
Adjusted EBITDA reconciliation:
Net income	$17,459	$15,678	$26,250	$22,588
Plus: Depreciation and amortization	4,561	4,517	8,991	9,031
Plus: Income taxes	11,162	9,617	16,247	13,845
Plus: Interest expense	9,748	10,689	19,723	21,137
Less: Interest income	585	696	1,307	1,363

EBITDA	42,345	39,805	69,904	65,238
Plus: Equity in net loss of affiliated company	1,431	—	3,798	—

Adjusted EBITDA	$43,776	$39,805	$73,702	$65,238

Free cash flow[3]	$28,044	$22,536	$43,369	$30,787
Free cash flow reconciliation:
Net income	$17,459	$15,678	$26,250	$22,588
Plus: Depreciation and amortization	4,561	4,517	8,991	9,031
Plus: Non-cash compensation	594	426	1,517	894
Plus: Non-cash interest expense	424	425	848	849
Plus: Deferred tax provision	11,021	9,466	15,962	13,628
Plus: Equity in net loss of affiliated company	1,431	—	3,798	—
Plus: Loss on retirement of assets	—	—	—	2
Less: Capital expenditures	2,411	2,941	3,927	6,135
Less: Preferred stock dividends	5,035	5,035	10,070	10,070

Free cash flow	$28,044	$22,536	$43,369	$30,787

Weighted average shares outstanding – basic[5]	104,954	104,606	104,907	104,591
Weighted average shares outstanding – diluted[6]	105,546	105,141	105,553	104,988

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PAGE 4 — RADIO ONE, INC. REPORTS RECORD SECOND QUARTER RESULTS

	June 30, 2004	December 31, 2003
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$15,032	$38,010
Short term investments	32,000	40,700
Intangible assets, net	1,813,612	1,782,258
Total assets	2,023,166	2,017,871
Total debt (including current portion)	571,280	597,535
Total liabilities	725,454	739,452
Total stockholders’ equity	1,297,712	1,278,419

	Current Amount Outstanding	Applicable Interest Rate (b)	Balance of Scheduled 2004 Principal Payments (c)	Scheduled 2005 Principal Payments (c)
	(in thousands)		(in thousands)	(in thousands)
SELECTED LEVERAGE AND SWAP DATA:
Senior bank term debt (swap matures 10/5/2006)	$100,000	4.02%
Senior bank term debt (swap matures 12/5/2005)	50,000	3.64%
Senior bank term debt (swap matures 12/5/2004)	50,000	3.18%
Senior bank term debt (at variable rates) (a)	71,250	approximately 1.99%	$26,250	$70,000
8-7/8% senior subordinated notes (fixed rate)	300,000	8.88%

(a)	Subject to rolling 90-day LIBOR plus a spread currently at 0.63% and incorporated into the rate set forth above. This tranche is not covered by the swap agreements described in footnote (b).

(b)	Under its swap agreement, Radio One pays a fixed rate plus a spread based on the Company’s leverage, as defined in its credit agreement. That spread is currently 0.63% and is incorporated into the applicable interest rates set forth above.

(c)	Principal payments are due in equal quarterly installments.

Net broadcast revenue increased to approximately $86.2 million for the quarter ended June 30, 2004 from approximately $80.9 million for the quarter ended June 30, 2003 or 7%. This increase resulted from net broadcast revenue growth in several of Radio One’s markets, including Atlanta, Baltimore, Dallas, Los Angeles and Washington DC, partially offset by revenue declines in other markets, including Houston, Louisville and Richmond. Net broadcast revenue is net of agency commissions of $12.1 million and $11.1 million for the quarters ended June 30, 2004 and 2003, respectively.

Operating expenses excluding depreciation, amortization and non-cash compensation increased to approximately $41.9 million for the quarter ended June 30, 2004 from approximately $40.7 million for the quarter ended June 30, 2003 or 3%. This increase resulted primarily from an increase in sales force compensation associated with increased revenue and additional professional fees to ensure compliance with new regulatory requirements associated with being a public company during the quarter ended June 30, 2004, partially offset by savings from strong cost controls.

Interest expense decreased to approximately $9.7 million for the quarter ended June 30, 2004 from approximately $10.7 million for the quarter ended June 30, 2003 or 9%. This decrease relates primarily to a reduction of outstanding bank debt from quarterly principal payments made, utilizing free cash flow, beginning at the end of the first quarter of 2003. In addition, interest expense decreased due to lower interest rates on that bank debt as a result of declining leverage and lower market interest rates over the past year.

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PAGE 5 — RADIO ONE, INC. REPORTS RECORD SECOND QUARTER RESULTS

Equity in net loss of affiliated company was approximately $1.4 million for the quarter ended June 30, 2004. This activity was associated with the financial results of TV One, LLC. Radio One made its initial investment of $18.5 million in TV One in August 2003. Radio One accounts for this investment under the equity method of accounting. Radio One was not required to make any cash investment during the quarter ended June 30, 2004.

Income before provision for income taxes increased to approximately $28.6 million for the quarter ended June 30, 2004 compared to income before provision for income taxes of approximately $25.3 million for the quarter ended June 30, 2003 or 13%. This increase was due primarily to higher operating income due to higher revenue and lower interest expense, partially offset by equity in net loss of affiliated company, as described above.

Net income increased to approximately $17.5 million for the quarter ended June 30, 2004 from approximately $15.7 million for the quarter ended June 30, 2003 or 11%. This increase was due to higher income before provision for income taxes.

Station operating income increased to approximately $48.0 million for the quarter ended June 30, 2004 from approximately $43.1 million for the quarter ended June 30, 2003 or 11%. This increase was attributable primarily to the increase in net broadcast revenue offset by a smaller increase in operating expenses during the second quarter of 2004 as described above.

Other pertinent financial information for the second quarter of 2004 include capital expenditures of approximately $2.4 million (compared to approximately $2.9 million for the second quarter of 2003), deferred portion of the income tax provision of approximately $11.0 million (or approximately 38% of pre-tax income), and amortization of debt financing costs, unamortized debt discount and deferred interest of approximately $0.4 million (included in interest expense on Radio One’s income statement). As of June 30, 2004, Radio One had total debt (net of cash and short term investments balances) of approximately $524.3 million.

Radio One Information and Guidance:

Radio One completed its acquisition of WSNJ-FM on February 2, 2004 for approximately $35.0 million, most of which relates to the valuation of the FCC license. Radio One is in the process of moving the station to new facilities in the Philadelphia metropolitan area. The Company expects to begin broadcasting WSNJ-FM in the third quarter of 2004. This acquisition will increase the number of stations that the Company owns and operates in the Philadelphia market to three.

In April 2004, Radio One announced its agreement to acquire the stock of New Mableton Broadcast Corporation (“NMBC”) for approximately $35.0 million. NMBC owns radio station WAMJ-FM, located in the Atlanta Georgia metropolitan area. Radio One has been operating WAMJ-FM under a local management agreement since August 2001. Radio One expects to complete this acquisition during the fourth quarter of 2004.

In May 2004, Radio One announced its agreement to acquire the assets of KRTS-FM, located in the Houston metropolitan area for approximately $72.5 million. Radio One expects to complete this acquisition during the third quarter of 2004. This acquisition will increase the number of stations that the Company owns and operates in the Houston market to three.

For the third quarter of 2004, Radio One expects to report net broadcast revenue that will be 3-5% higher than the approximately $81.5 million of net broadcast revenue generated in the third quarter of 2003.

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PAGE 6 — RADIO ONE, INC. REPORTS RECORD SECOND QUARTER RESULTS

Radio One will hold a conference call to discuss its results for the second quarter of 2004. This conference call is scheduled for Thursday, July 29, 2004 at 10:00 a.m. Eastern Standard Time. Interested parties should call 1-773-756-4619 at least five minutes prior to the scheduled time of the call and provide the password “Radio One.” The conference call will be recorded and made available for replay from 12:00 p.m. EST the day of the call, until 11:59 p.m. EST the following day. Interested parties may listen to the recording by calling 1-203-369-0141. Access to live audio and replay of the conference call will also be available on Radio One’s corporate website at www.radio-one.com. The replay will be made available on the website for the seven day period following the call.

Radio One, Inc. (www.radio-one.com) is the nation’s seventh largest radio broadcasting company (based on 2003 net broadcast revenue) and the largest company that primarily targets African-American and urban listeners. Proforma for all announced acquisitions, Radio One owns and/or operates 69 radio stations located in 22 urban markets in the United States and reaches greater than 13 million listeners every week. Radio One also programs “XM 139 THE POWER” on XM Satellite Radio and owns approximately 40% of TV One, LLC, an African-American targeted cable channel, which is a joint venture with Comcast Corporation.

Notes:

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because these statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially, including the absence of a combined operating history with an acquired company or radio station and the potential inability to integrate acquired businesses, need for additional financing, high degree of leverage, seasonal nature of the business, granting of rights to acquire certain portions of the acquired company’s or radio station’s operations, market ratings, variable economic conditions and consumer tastes, as well as restrictions imposed by existing debt and future payment obligations. Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission.

[1]	Operating income before depreciation and amortization, corporate expenses and non-cash compensation expenses is commonly referred to in our business as station operating income. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless we believe station operating income is often a useful measure of a broadcasting company’s operating performance and is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our physical plant, overhead and non-cash compensation. Station operating income is frequently used as one of the bases for comparing businesses in our industry, although our measure of station operating income may not be comparable to similarly titled measures of other companies. Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of operating income to station operating income has been provided in this release.

[2]	“Adjusted EBITDA” consists of net income plus (1) depreciation, amortization, income taxes, interest expense and equity in net loss of affiliated company and less (2) interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financings, our provision for income tax expense, as well as our equity in net loss of our affiliated company. Accordingly, we believe that Adjusted EBITDA provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income to EBITDA and Adjusted EBITDA has been provided in this release.

[3]	“Free cash flow” consists of net income plus (1) depreciation, amortization, non-cash compensation, deferred income taxes, non-cash interest expense, non-cash loss on retirement of assets and our share of the non-cash net loss of our affiliated company and less (2) capital expenditures and dividends on our outstanding preferred stock. Free cash flow is not a measure of financial performance under generally accepted accounting principles. A reconciliation of net income to free cash flow has been provided in this release.

[4]	Net income applicable to common stockholders is defined as net income minus preferred stock dividends.

[5]	For the three months ended June 30, 2004 and 2003, Radio One had 104,953,961 and 104,605,530 shares of common stock outstanding on a weighted average basis, respectively. For the six months ended June 30, 2004 and 2003, Radio One had 104,906,935 and 104,590,987 shares of common stock outstanding on a weighted average basis, respectively.

[6]	For the three months ended June 30, 2004 and 2003, Radio One had 105,545,683 and 105,140,962 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options, respectively. For the six months ended June 30, 2004 and 2003, Radio One had 105,553,155 and 104,987,650 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options, respectively.

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